                                                                   EXHIBIT 10.12





                        HOLLYWOOD THEATER HOLDINGS, INC.
                     1996 STOCK OPTION AND STOCK AWARD PLAN

                        HOLLYWOOD THEATER HOLDINGS, INC.
                     1996 STOCK OPTION AND STOCK AWARD PLAN


ARTICLE 1
         SCOPE AND PURPOSE OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2
         GENERAL DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.1     General Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.2     Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 3
         SHARES OF COMMON STOCK SUBJECT TO THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.1     Maximum Amount of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.2     Limitation of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.3     Incentive Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 4
         ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.1     The Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.2     Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.3     Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.4     Registration and Listing of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.5     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 5
         ELIGIBILITY AND PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.1     Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.2     Incentive Stock Option Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.4     No Board Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.5     Incentive Award Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 6
         STOCK OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         6.1     Exercise Price and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         6.2     Term of Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         6.3     Method of Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         6.4     Limitation on Incentive Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8





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
ARTICLE 7
         STOCK APPRECIATION RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         7.1     Grant of Stock Appreciation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         7.2     Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         7.3     Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 8
         RESTRICTED STOCK AWARDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         8.1     Grant of Restricted Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 9
         PERFORMANCE UNITS AND PERFORMANCE SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         9.1     Grants of Performance Units or Performance Shares  . . . . . . . . . . . . . . . . . . . . . . . . .  11
         9.2     Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 10
         PHANTOM STOCK RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         10.1    Grant of Phantom Stock Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         10.2    Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         10.3    Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 11
         FORFEITURE AND EXPIRATION OF INCENTIVE AWARDS
         DUE TO EMPLOYMENT SEPARATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         11.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         11.2    Leave of Absence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         11.3    Repurchase of Unvested Restricted Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         11.4    Company's Right to Purchase Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 12
         ADJUSTMENT PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         12.1    Common Stock Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         12.2    Corporate Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         12.3    Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 13
         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         13.1    No Right to Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         13.2    Securities Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         13.3    No Right to Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.4    No Disposition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.5    Company's Right to Purchase Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         ARTICLE 14
         AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         14.1    Amendments; Suspensions; Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 15
         EFFECTIVE DATE OF PLAN AND DURATION OF PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         15.1    Effective Date and Duration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                   ARTICLE 1
                         SCOPE AND PURPOSE OF THE PLAN


                 1.1 Purpose. The purpose of the Hollywood Theater Holdings, Inc. 1996 Stock Option and Stock Award Plan (the "Plan") is to strengthen the ability of Hollywood Theater Holdings, Inc. (the "Company") and its Subsidiaries to attract, motivate, and retain employees of superior capability and to encourage valued employees to have a proprietary interest in the Company. In furtherance of that purpose, selected Employees may receive Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units or Performance Shares and Phantom Stock Rights, or any combination of the foregoing compensatory benefits under this Plan.


                                   ARTICLE 2
                              GENERAL DEFINITIONS

                 2.1 General Definitions. As used in this Plan, the following terms shall have the meanings set forth in this Section 2.1, unless a clearly different meaning is required by the context in which the word or phrase is used:

                          (a) "Agreement" -- the written instrument evidencing the grant to a Participant of an Incentive Award. Each Participant may be issued one or more Agreements from time to time, containing one or more Incentive Awards, singly, in combination, or in tandem.

                          (b)     "Board" -- the Board of Directors of the
         Company.

                          (c) "Change in Control" -- a Change of Control of the Company as described in Section 12.3.

                          (d) "Code" -- the Internal Revenue Code of 1986, as amended.

                          (e) "Committee" -- the Committee that the Board appoints to administer the Plan, which shall be composed of at least two directors who are not Employees.

                          (f) "Common Stock" -- the common shares of the capital stock of the Company as described in the Company's Articles of Incorporation, or such other stock as shall be substituted therefore
         as provided in Article 12.   Shares of Common Stock are subject to
         restrictions as set forth in this Plan, and in each Incentive Award pursuant to which a Participant receives or could receive Common Stock.

                          (g) "Company" -- Hollywood Theater Holdings, Inc., or any successor thereto.

                          (h) "Date of Grant" -- the date on which the grant of an Incentive Award is authorized by the Committee, unless another date is specified by the Committee or by a provision in this Plan applicable to the Incentive Award.

                          (i)     "Disposition" -- any sale, transfer,
         encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after his or her death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment.

                          (j) "Employee" -- any full-time employee of the Company or a Subsidiary.

                          (k) "Fair Market Value" -- the value of a share of Common Stock, as determined by the Committee no less frequently than annually.

                          (l) "Incentive Award" -- a Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit, Performance Share, or Phantom Stock Right granted under the Plan.

                          (m) "Incentive Stock Option" -- an incentive stock option, as defined in section 422 of the Code and the regulations promulgated thereunder.

                          (n) "Non-qualified Stock Option" -- a Stock Option other than an Incentive Stock Option.

                          (o) "Participant" -- an Employee selected by the Committee to be eligible to receive an Incentive Award under the Plan.

                          (p) "Performance Period" -- a period of one (1) or more fiscal years of the Company, beginning with the fiscal year in which Performance Units or Performance Shares are granted and over which performance is measured, for the purpose of determining the payment value of Performance Units or Performance Shares.

                          (q) "Performance Unit" or "Performance Share" -- an Incentive Award representing a contingent right to receive cash or shares of Common Stock, which may be Restricted Stock, at the end of a Performance Period and which, in the case of Performance

         Shares, is denominated in Common Stock, and in the case of Performance Units, is denominated in cash values.

                          (r) "Phantom Stock Right" -- the right to receive an amount equal to the Fair Market Value of the shares of Common Stock to which such right relates, as determined on the date of conversion of such right. Such rights may be subject to substantial risk of forfeiture until specific vesting conditions are met, which conditions may be based on continuing employment.

                          (s) "Plan" -- the Hollywood Theater Holding, Inc. 1996 Stock Option and Stock Award Plan, as set forth in this document, and as it may be amended from time to time.

                          (t) "Restricted Stock" or "Restricted Stock Award" -- the grant, or purchase at a price determined by the Committee, of Common Stock, which is nontransferable (not subject to Disposition) and subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achievement of preestablished performance objectives.

                          (u) "Retirement" -- the separation of employment on account of the Employee's retirement under any qualified plan maintained by the Company or a Subsidiary in which the Employee is a participant.

                          (v) "Securities Act" -- the Securities Exchange Act of 1933.

                          (w) "Stock Appreciation Right" -- the right to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock (as determined on the date of exercise) over the Fair Market Value on the Date of Grant of the Stock Appreciation Right, or such lesser amount related to such excess as shall be determined by the Committee and described in the Agreement evidencing the Stock Appreciation Right.

                          (x) "Stock Option" -- a Non-qualified Stock Option or an Incentive Stock Option.

                          (y) "Subsidiary' - a 'subsidiary corporation", as defined in Section 424(f) of the Code, that is subsidiary to the Company.


                 2.2 Construction. The singular may include the plural, unless the context clearly indicates to the contrary. The term "delivered to the Committee," as used in this Plan shall include delivery to a person or persons designated by the Committee for the disbursement and receipt of administrative forms, elections or other communications. Delivery shall be deemed to have occurred only when the form or other communication is actually received. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of the Plan. All of the provisions of this Plan shall be construed according to the laws of the State of Texas.


                                   ARTICLE 3
                   SHARES OF COMMON STOCK SUBJECT TO THE PLAN

                 3.1 Maximum Amount of Shares. Subject to the provisions of Section 3.2 and Article 12 of this Plan, the aggregate number of shares of Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the Plan shall not exceed 37,000 shares. At the discretion of the Board or the Committee, the shares to be delivered under the Plan shall be made available either from (i) authorized but unissued shares of Common Stock, (ii) Common Stock held in the treasury of the Company, or (iii) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, or through some combination thereof.

                 3.2 Limitation of Shares. For purposes of the limitation specified in Section 3.1, the following principles shall apply:

                          (a) the following shall count against and decrease the number of shares of Common Stock that may be issued for purposes of Section 3.1: (i) shares of Common Stock subject to outstanding Stock Options and Phantom Stock Rights, outstanding shares of Restricted Stock, shares subject to outstanding Stock Appreciation Rights granted independent of Stock Options (based on a good faith estimate by the Company or the Committee of the maximum shares for which the Stock Appreciation Right may be settled (assuming payment in full in shares of Common Stock)), and shares issued upon settlement of outstanding Performance Units and Performance Shares, and (ii) in the case of Stock Options granted in tandem with Stock Appreciation Rights the greater of the number of shares of Common Stock that would be counted in one or the other alone was outstanding (determined as described in subsection (i) above);

                          (b) the following shall be added back to the number of shares of Common Stock that may be issued for purposes of
         Section 3.1: (i) shares of Common Stock with respect to which Stock Options, Stock Appreciation Rights granted independent of Stock Options, Phantom Stock Rights, or Restricted Stock Awards expire, are canceled, or otherwise terminate without being exercised, converted, or vested, as applicable, and (ii) in the case of Stock Options granted in tandem with Stock Appreciation Rights, shares of Common Stock as to which a Stock Option has been surrendered in connection with the exercise of a related ("tandem") Stock Appreciation Right, to the extent the number surrendered exceeds the number issued upon exercise of the Stock Appreciation Right; provided that, in any case, the holder of such Incentive Awards did not receive any dividends or other benefits of ownership with respect to the shares being added back, other than voting rights and the accumulation (but not payment) of dividends, of the underlying Common Stock;

                          (c) shares of Common Stock subject to Stock Appreciation Rights granted independent of Stock Options (calculated as provided in Section 3.2(a) above) that are exercised and paid in cash shall be added back to the number of shares of Common Stock that may be issued for purposes of Section 3.1, provided that the holder of such Stock Appreciation Right did not receive any dividends or other benefits of ownership other than voting rights and the accumulation (but not payment) of dividends, of the shares of Common Stock subject to the Stock Appreciation Right;

                          (d) shares of Common Stock that are transferred by a holder of an Incentive Award (or withheld by the Company) as full or partial payment to the Company of the purchase price of shares of Common Stock subject to a Stock Option or the Company's or any Subsidiary's tax withholding obligations shall not be added back to the number of shares of Common Stock that may be issued for purposes of Section 3.1 and shall not again be subject to Incentive Awards; and

                          (e) if the number of shares of Common Stock counted against the number of shares that may be issued for purposes of Section 3.1 is based upon an estimate made by the Company or the Committee as provided in Section 3.2(a) above and the actual number of shares of Common Stock issued pursuant to the applicable Incentive Award is greater or less than the estimated number, then, upon such issuance, the number of shares of Common Stock that may be issued pursuant to Section 3.1 shall be further reduced by the excess issuance or increased by the shortfall, as applicable.

                 3.3 Incentive Award. Subject to the general limitations set forth in Articles 6, 7, and 12, the Committee may make any adjustment in the exercise price of, the number of shares subject to, or the terms of a Non-qualified Stock Option or Stock Appreciation Right by canceling an outstanding Non-qualified Stock Option or Stock Appreciation Right and re-granting a Non-qualified Stock Option or Stock Appreciation Right. Such adjustment shall be made by amending, substituting, or re-granting an outstanding Non-qualified Stock Option or Stock Appreciation Right. Such amendment, substitution, or regrant may result in terms and conditions that differ from the terms and conditions of the original Non-qualified Stock Option or Stock Appreciation Right. The Committee may not, however, impair the rights of any Participant to previously granted Non-qualified Stock Options or Stock Appreciation Rights without such Participant's consent. If such action is effected by amendment, the effective date of such amendment shall be the date of the original grant.

                                   ARTICLE 4
                           ADMINISTRATION OF THE PLAN

                 4.1 The Committee. The Committee shall administer the Plan. The Committee shall consist of two or more non-employee members of the Board elected to the Committee by a majority of the Board. The members of the Committee shall serve at the discretion of the Board, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by at least three days' written notice to the Board. The Board, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Incentive Award. The Committee may, in its discretion, delegate its duties under the Plan to such agents as it may appoint from time to time. In the event that the Plan becomes subject to the Securities Act, the Committee shall not be able to delegate its duties with respect to Participants subject to the Securities Act.

                 4.2 Powers. The Committee may exercise such powers and authority as may be necessary for the Committee to carry out its functions as described in the Plan. The Committee has discretionary authority to determine the Employees to whom, and the time or times at which, Incentive Awards shall be granted. The Committee also has authority to determine the number of shares of Common Stock, Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units or Performance Shares, or Phantom Stock Rights that shall be subject to each Incentive Award. The Committee shall have the discretion to determine the terms and provisions of the Incentive Award Agreements and to make all other determinations necessary for plan administration. The Committee has authority to interpret the Plan and the Agreements thereunder the to prescribe, amend, and rescind any rules relating to the Plan. All Committee interpretations, determinations, and actions shall be binding on all parties. A majority of the Committee shall constitute a quorum. Acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall deemed to be the acts of the Committee.

                 4.3 Agreements. Incentive Awards shall be evidenced by a written instrument and may include any terms and conditions consistent with the Plan, as the Committee may determine.

                 4.4 Registration and Listing of Shares. From time to time, the Board of Directors and appropriate officers of the Company shall and are authorized to take whatever actions are necessary to file required documents with governmental authorities, and stock exchanges to make shares of Common Stock available for issuance pursuant to Incentive Awards.

                 4.5 Payment of Taxes. The Committee may, in its discretion, require a Participant to pay to the Company, or to a Subsidiary of the Company if the Participant is an Employee of a

Subsidiary, at the time of exercise of a Stock Option or Stock Appreciation Right, the payment of a Performance Unit or Performance Share, the conversion of a Phantom Stock Right, or in connection with a Restricted Stock Award, the amount that the Committee deems necessary to satisfy the Company's or Subsidiary's current or future obligation to withhold federal, state, or local income or other taxes that the Participant incurs in connection with such Incentive Award. The Participant may (i) direct the Company to withhold from the shares of Common Stock (if any) to be issued to the Participant the number of shares necessary to satisfy the Company's or Subsidiary's obligation to withhold taxes, such determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made, (ii) deliver to the Company sufficient shares of Common Stock (based upon the Fair Market Value at the date of withholding) to satisfy the Company's or Subsidiary's withholding obligations, or (iii) deliver to the Company or Subsidiary sufficient cash to satisfy the Company's or Subsidiary's withholding obligation. Participants who elect to use the stock withholding feature may make the election at the time and in the manner prescribed by the Committee. The Committee may, in its sole discretion, deny any Participant's request to satisfy withholding obligations through Common Stock withholding instead of payment by cash. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Common Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant shall pay to the Company or Subsidiary the amount of that deficiency immediately upon the Company's request.


                                   ARTICLE 5
                         ELIGIBILITY AND PARTICIPATION

                 5.1 Participation. The Committee shall designate the Employees who are eligible to participate in this Plan. Such designations may be by individual or by class.

                 5.2 Incentive Stock Option Eligibility. No person shall be eligible for the grant of an Incentive Stock Option who owns (within the meaning of section 422 and 424 of the Code), or would own immediately after the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary. This restriction shall not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option price is at least 110% of Fair Market Value and the Incentive Stock Option is not, by its terms exercisable after the expiration of five years from the Date of Grant.

                 5.3 Exercise of Options. Except to the extent that the Committee or this Plan provides otherwise, an Incentive Award shall be exercisable for a period that begins (i) for up to 34% of the rights granted by the Incentive Award on and after the first anniversary of the Date of Grant;
(ii) for up to 67% of such rights on and after the second anniversary of the Date of Grant; and (iii) with respect to any or all such rights on and after the third anniversary of the Date of Grant. The

Incentive Award shall cease to be exercisable on the first of (i) the date that is 10 years from the Date of Grant, (ii) in the case of termination of employment, the date specified in Section 11.1, (iii) in the event there is a Change on Control, the date specified in Section 12.3, or (iv) such other date as determined by the Committee and set forth in the Incentive Award. An Incentive Award shall cease to be exercisable as to any share when the Employee purchases the share or when the Option lapses.

                 5.4 No Board Participation. In no event may any member of the Board who is not an officer or other Employee of the Company be granted an Incentive Award under this Plan.

                 5.5 Incentive Award Eligibility. The forms of Incentive Awards under the Plan are Stock Options, as described in Article 6, Stock Appreciation Rights, as described in Article 7, Restricted Stock, as described in Article 8, Performance Units or Performance Shares, as described in Article 9, and Phantom Stock Rights, as described in Article 10.


                                   ARTICLE 6
                                 STOCK OPTIONS

                 6.1 Exercise Price and Terms. The exercise price of Common Stock, and the terms and conditions under each Stock Option, shall be determined by the Committee at the time of grant. For Non-qualified Stock Options, the purchase price shall be equal to at least the greater of (i) the par value of the Common Stock, or (ii) 50% of the Fair Market Value of the Common Stock on the Date of Grant. The purchase price of Common Stock under an Incentive Stock Option shall be at least equal to the Fair Market Value of the Common Stock on the Date of Grant.

                 6.2 Term of Option. Non-qualified Stock Options may be exercised as determined by the Committee. Incentive Stock Options may be exercised as determined by the Committee, but in no event later than 10 years from the Date of Grant.

                 6.3 Method of Exercise. Upon the exercise of a Stock Option the purchase price shall be payable in full in cash or an equivalent acceptable to the Committee. At the discretion of the Committee, the purchase price may be paid by assigning and delivering to the Company shares of Common Stock or a combination of cash and shares equal in value to the exercise price. No fractional shares shall be issued pursuant to the exercise of a Stock Option and no payment shall be made in lieu of fractional shares. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at Fair Market Value on the exercise date.

                 6.4 Limitation on Incentive Options. The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all stock option plans of the Company) shall not exceed with respect to such participant $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in this Section 6.4, Fair Market Value shall be determined as of the Date of Grant. The Committee may amend the terms of an Incentive Stock Option at any time to include provisions that have the effect of changing the Incentive Stock Option to a Non-qualified Stock Option, without the consent of the Participant granted the Incentive Stock Option.


                                   ARTICLE 7
                           STOCK APPRECIATION RIGHTS

                 7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to a Participant (i) in connection with a Stock Option, either at the time of grant or at any time during the term of the Stock Option, or (ii) without relation to a Stock Option. A Stock Appreciation Right granted pursuant to a Stock Option shall entitle the Participant, upon exercise, to surrender such Stock Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section
7.2. Such Stock Option shall then cease to be exercisable to the extent surrendered. Subject to Article 12, a Stock Appreciation Right granted in connection with a Stock Option shall be exercisable at such time or times and only to the extent that the related Stock Option is exercisable, and shall not be subject to Disposition except to the extent that such related Stock Option may be subject to Disposition.

                 7.2 Exercise. Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Participant shall be entitled to receive payment of an amount determined by multiplying:

                          (a) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Stock Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

                          (b) The number of shares as to which such Stock Appreciation Right has been exercised.

                 A Stock Appreciation Right granted without relationship to a Stock Option shall be exercisable as determined by the Committee. A Stock Appreciation Right granted without relationship to a Stock Option shall entitle the Participant, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

                          (a) The difference obtained by subtracting the Fair Market Value of a share of Common Stock on the Date of Grant from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

                          (b) The number of shares as to which such Stock Appreciation Right has been exercised.

                 Notwithstanding anything to the contrary in this Section 7.2, the Committee may limit the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the Date of Grant and be noted in the Agreement evidencing the Participant's Stock Appreciation Right.

                 7.3      Payment.  Payment of the amount determined under
Section 7.2 may be made solely in whole shares of Common Stock valued at Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, in the discretion of the Committee, solely in cash or a combination of cash and Common Stock. If the Committee decides to make full payment in shares of Common Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash.


                                   ARTICLE 8
                            RESTRICTED STOCK AWARDS

                 8.1       Grant of Restricted Stock     All shares of
Restricted Stock granted or sold to the Plan shall be subject to the following conditions:

                          (a) The shares of Common Stock may not be the subject of any Disposition (other than by will or by the laws of descent and distribution) until the restrictions are removed or expire. Any attempted Disposition in violation of this Section 8.1
         (a) shall be void and ineffective for all purposes.

                          (b) Each certificate representing Restricted Stock Awards granted pursuant to the Plan may bear a legend making appropriate reference to the restrictions imposed.

                          (c) The Company may issue such shares subject only to the restrictive legend described in Section 8.1(b) or the Committee may require, as a condition of any Incentive Award of Restricted Stock, one or more of the following: (i) that the Company retain physical custody of the certificates evidencing Restricted Stock during the restriction period; (ii) that the Participant enter into an escrow agreement providing that the certificates representing Restricted Stock shares shall remain in the physical custody of an escrow holder until all restrictions are removed or expire, or (iii) that the Participant deliver a stock power endorsed in blank relating to the Restricted Stock shares.

                          (d) The Committee may impose other conditions on any shares of Common Stock granted or sold pursuant to this Section
         8.1 as it may deem advisable.

                 The restrictions imposed under this Section 8.1 upon Restricted Stock Awards shall lapse as determined by the Committee, subject to the provisions of Article 12. Shares of Restricted

Stock may remain subject to certain restrictions as set forth in the Restricted Stock Agreement. Each Restricted Stock Award may have a different restriction period, in the discretion of the Committee. The Committee may, in its discretion, prospectively change the restriction period applicable to a particular Restricted Stock Award.

                 Subject to the provisions of this Section 8.1 and Article 12, the Committee may, in its discretion, determine what rights, if any, a Participant shall have with respect to the Restricted Stock Awards granted or sold to him or her, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.


                                   ARTICLE 9
                    PERFORMANCE UNITS AND PERFORMANCE SHARES

                 9.1 Grants of Performance Units or Performance Shares. The Committee may make grants of Performance Units or Performance Shares in such a manner that more than one Performance Period is in progress simultaneously. For each Performance Period the Committee will establish the contingent value of each Performance Unit, or Performance Share, which may vary depending on the degree to which performance objective established by the Committee are met. At the beginning of each Performance Period, the Committee will: (i) establish for such Performance Period specific financial, production, sales or cost performance objectives the Committee believes are relevant to the Company's overall business objectives, (ii) determine the minimum and maximum value of a Performance Unit or Performance Share and the value of a Performance Unit or Performance Share based on the degree to which performance objectives are achieved, exceeded or not achieved, (iii) determine a minimum performance level below which Performance Units or Performance Share will not increase, and
(iv) notify each Participant in writing of the established performance objectives and minimum, target, and maximum Performance Unit or Performance Share value for such Performance Period.

                 If the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable to Company objectives because of a change in the Company's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be material, the Committee may modify the performance measures and objectives as it considers appropriate and equitable.

                 9.2 Payment. The basis for payment of Performance Units or Performance Shares for a given Performance Period will be the achievement of those financial, production, sales or cost performance objectives determined by the Committee at the beginning of the Performance Period. If minimum performance is not achieved or exceeded for a Performance Period, no payment will be made and all contingent rights will cease. If minimum performance is achieved or exceeded, the value of a Performance Unit or Performance Share will be based on the degree to which actual performance exceeded the preestablished minimum performance standards. The amount of payment will be determined by multiplying the number of Performance Units or Performance Shares granted at the beginning of the Performance Period and the final Performance Unit or Performance Share value. Payments will be made in cash or Common Stock or in a combination of cash and Common Stock as soon as administratively possible following the close of the applicable Performance Period. Payment may be made, in the discretion of the Committee, solely in whole shares of Common Stock valued at Fair Market Value as of the close of the applicable Performance Period or, alternatively, solely in cash or a combination of cash and Common Stock. If the Committee decides to make full payment in shares of Common Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash. Payment will be made as soon as possible following the close of the applicable Performance Period.

                                   ARTICLE 10
                              PHANTOM STOCK RIGHTS

                 10.1 Grant of Phantom Stock Rights. A Phantom Stock Right granted to a Participant shall entitle the Participant, upon conversion, to surrender such Phantom Stock Right or any portion thereof, to the extent not then converted, and to receive payment of an amount computed pursuant to
Section 10.2. A Phantom Stock Right shall cease to be convertible to the extent surrendered. Subject to Article 12, the Committee may, in its discretion (i) impose restrictions upon the vesting of Phantom Stock Rights and (ii) determine what rights, if any, the Participant shall have with respect to Phantom Stock Rights granted to him or her, including the right to receive any or all dividends and/or distributions paid or made with respect to the shares to which such Participant's Phantom Stock Right relates.

                 10.2 Conversion. A Phantom Stock Right shall be deemed converted upon receipt by the Company of the Agreement pursuant to which the Phantom Stock Right was granted and written notice from the appropriate Participant instructing the Company to convert all or any specified portion of such Phantom Stock Right. Upon conversion of a Phantom Stock Right, the Participant shall be entitled to receive payment of an amount determined by multiplying:

                          (a) The Fair Market Value of a share of Common Stock on the date of conversion, by

                          (b) The number of shares of Common Stock as to which such Phantom Stock Right has been converted.

                 A Phantom Stock Right may be converted in whole or in part with respect to whole shares of Common Stock, but may not be converted with respect to any fractional share unless the Phantom Stock Right is being converted in whole.

                 To the extent a Phantom Stock Right is converted in part, an appropriate notation will be made on the Agreement surrendered to the Company and the Agreement will be returned to the appropriate Participant.

                 10.3     Payment.  Payment of the amount determined under
Section 10.2 may be made solely in whole shares of Common Stock (which may be Restricted Stock) valued at Fair Market Value on the date of conversion of the Phantom Stock Right or, alternatively, in the discretion of the Committee, solely in cash or a combination of cash and Common Stock (which may be Restricted Stock). If the Committee decides to make full payment in shares of Common Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash.


                                   ARTICLE 11
                 FORFEITURE AND EXPIRATION OF INCENTIVE AWARDS
                          DUE TO EMPLOYMENT SEPARATION

                 11.1 Termination. Incentive Awards (whether or not vested) held by a Participant shall expire immediately and/or be forfeited upon termination of such Participant's employment with the Company or the Subsidiary employing the Participant (without his immediate rehire by the Company or another Subsidiary) except as follows:

                          (a) With respect to Stock Options, except to the extent otherwise provided by the Committee, (i) in the event of Retirement or permanent and total disability while the Participant is employed by the Company, only those Stock Options exercisable at the time of such termination of employment may thereafter be exercised; provided that such Stock Options may be exercised only until the earlier of 90 days following the date of Retirement or total and permanent disability or the end of the remaining period during which the Stock Option would otherwise be exercisable; and (ii) in the event of death, Stock Options exercisable at the time of death may be exercised by the estate or beneficiary of the Participant only until the earlier of 90 days after the date of death or the end of the remaining period during which the Stock Option would otherwise be exercisable.

                          (b) With respect to Stock Appreciation Rights, except to the extent otherwise provided by the Committee, (i) in the event of Retirement or total and permanent disability while the Participant is employed by the Company, only those Stock Appreciation Rights exercisable at the time of such termination of employment may thereafter be exercised; provided that such Stock Appreciation Rights may be exercised only until the earlier of 90 days following the date of Retirement or total and permanent disability or the end of the remaining period during which the Stock Option would otherwise be exercisable; and (ii) in the event of death, Stock Appreciation Rights exercisable at the time of death may be exercised by the estate or beneficiary of the Participant until the earlier of 90 days after the date of death or the end of the remaining period during which the Stock Appreciation Rights would otherwise be exercisable.

                          (c) If a holder of Restricted Stock Awards ceases to be an Employee because of Retirement, death, permanent and total disability, or because of other reasons as the Committee deems appropriate, the Committee may determine that restrictions on all or some portion of the Restricted Stock Award subject to restrictions at the time of such employment termination will be deemed to have lapsed.

                          (d) If a Participant ceases to be an Employee because of Retirement, death, permanent and total disability, or other reasons that the Committee deems appropriate, the Performance Units or Performance Shares held by the Participant shall continue after the date of the applicable event (e.g., Retirement, death, or disability) for such period of time as is determined by the Committee, subject to the terms of any applicable Agreement. During this extension period, if any, such Incentive Awards may be exercised in accordance with their terms, but only to the extent exercisable on the date of the applicable event. Notwithstanding anything herein or in any applicable Agreement to the contrary, if the Common Stock is not publicly traded, any Performance Shares shall only be exercised for cash, except as otherwise determined by the Committee.

                          (e) With respect to Phantom Stock Rights, except to the extent otherwise provided by the Committee, (i) in the event of Retirement or total and permanent disability while the Participant is employed by the Company, only those Phantom Stock Rights that may be converted at the time of such termination of employment may thereafter by converted; provided that no Phantom Stock Rights may be converted only until the earlier of 90 days following the date of Retirement or total and permanent disability or the end of the remaining period during which such Phantom Stock Rights would otherwise be convertible;
         (ii) in the event of death, the Phantom Stock Rights may be converted by the estate or beneficiary of the Participant until the earlier of 90 days after the date of death or the end of the remaining period during which the Phantom Stock Rights would otherwise be convertible. Notwithstanding anything herein or in any applicable Agreement to the contrary, if the Common Stock is not publicly traded, any Phantom Stock Right shall only be exercised for cash. except as otherwise determined by the Committee.

                 11.2 Leave of Absence. With respect to an Incentive Award, the Committee may, in its sole discretion, determine that any Participant who is on leave of absence for any reason will be considered to still be in the employ of the Company, provided that rights to such Incentive Award during a leave of absence will be limited to the extent to which such rights were earned or vested when such leave of absence began.

                 11.3 Repurchase of Unvested Restricted Stock. If an Employee who has purchased shares of Restricted Stock under this Plan terminates employment with the Company for any reason, then all shares of Restricted Stock that have not previously vested in accordance with Paragraph 3 above shall be repurchased by the Company at the cost paid by the Employee. Upon such repurchase, the Secretary of the Company shall deliver to the Company (i) the certificates representing such forfeited shares, which were previously deposited with the Secretary pursuant to Paragraph 3, and (ii) the related stock power, unless vested shares of Restricted Stock, if any, continue to be held in escrow pursuant to Section 8.1

                 11.4 Company's Right to Purchase Common Stock. Upon the Employee's termination of employment with the Company and all Subsidiaries for any reason (including by reason of death or disability), the Company shall have the right (but not the obligation) to purchase from the Employee (or his beneficiary or estate) all shares of Common Stock hereunder on the terms and conditions set forth in the applicable Incentive Award.


                                   ARTICLE 12
                             ADJUSTMENT PROVISIONS

                 12.1 Common Stock Adjustments. Subject to Section 3.1, if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional, new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate adjustment shall be made in
(i) the maximum number and kind of shares provided in Section 3.1, (ii) the number and kind of shares or other securities subject to the outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards, without changing the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions. Adjustments under this Section 12.1 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive.
No fractional interest shall be issued under the Plan on account of any such adjustments.

                 12.2 Corporate Changes. Upon (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger, or consolidation (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) of the Company with one or more corporations, following which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of any event described in Section 12.3, subject to the terms of any applicable Agreement, the Committee may, to the extent permitted in Article 3.1 of this Plan, in its discretion, without obtaining shareholder approval, take any one or more of the following actions: (i) determine that all or some Incentive Awards then outstanding under this Plan shall be fully vested and exercisable or convertible, as applicable; (ii) determine that some or all restrictions on Restricted Stock shall lapse immediately; or (iii) determine that there shall be substitution of new Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units or Performance Shares, or Phantom Stock Rights by such successor employer corporation or a parent or subsidiary company thereof, with appropriate adjustments as to the number and kind of shares or units subject to such awards and prices.

                 12.3 Change in Control. In the event of a "Change in Control" of the Company, the Committee may, in its discretion, without obtaining shareholder approval, take any one or more of the following actions, with respect to any Participant:

                          (a) Accelerate the exercise dates of any or all outstanding Stock Appreciation Rights or Stock Options or make some or all such Stock Appreciation Rights or Stock Options immediately fully vested and exercisable;

                          (b)     Accelerate the restriction (lapse of
         forfeiture provision) period of any Restricted Stock Award subject to restrictions;

                          (c) Grant Stock Appreciation Rights to holders of outstanding Stock Options;

                          (d) Pay cash to any or all holders of Stock Options in exchange for the cancellation of their outstanding Stock Options;

                          (e) Make payment for any outstanding Performance Units or Performance Shares based on such amounts as the Committee may determine;

                          (f) Accelerate the conversion dates of any or all outstanding Phantom Stock Rights or make some or all such Phantom Stock Rights immediately fully vested and exercisable;

                          (g)     Grant new Incentive Awards to any
         Participants; or

                          (h) Make any other adjustments or amendments to outstanding Incentive Awards and substitute new Incentive Awards for outstanding Incentive Awards.

                 The term "Change in Control" shall mean a change in ownership or managerial control of the stock, assets or business of the Company resulting from one or more of the following circumstances:

                          (a) In the event that the Company becomes subject to reporting under the Securities Act, a change in control of a nature that would be required to be reported in a response to Item 6(e) of
         Schedule 14A of Regulation 14A promulgated under the Securities Act, or any successor regulation of similar import, whether or not the Company is then subject to such reporting requirement;

                          (b) After the date of Board adoption of this Plan, a change in ownership of the Company through a transaction or series of transactions, such that any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

                          (c) A change in identity of a majority of the members of the Board within any twelve (12) month period;

                          (d)     The approval by the Board (or by the
         shareholders if shareholder approval is required by applicable law or under the terms of any relevant agreement) of an agreement for the sale or disposition of all or substantially all of the Company's assets or a sale/leaseback of all or substantially all of the Company's assets (with or without a purchase option);

                          (e) A transfer of all or substantially all of the Company's assets pursuant to a partnership or joint venture agreement where the Company's resulting interest is or becomes 50% or less; or

                          (g) The execution or approval by the Board of any agreement, the consummation of which would result in one of the foregoing.

                 "Beneficial Owner" shall have the same meaning as that term is given in Rule 13d-3 under the Securities Act, and "Person" shall have the same meaning as that term is given in Sections 13(d) and 14(d) of such act, whether or not the Company is then subject to such act.


                                   ARTICLE 13
                               GENERAL PROVISIONS

                 13.1 No Right to Employment. Nothing in the Plan or in any Agreement executed pursuant to the Plan shall confer upon any Participant any right to continue in the employ of the

Company or any Subsidiary or affect the Company's or Subsidiary's right to terminate the employment of any Participant at any time with or without cause.

                 13.2 Securities Requirements. As determined by the Committee, no shares of Common Stock shall be issued or transferred pursuant to an Incentive Award unless all applicable requirements imposed by federal and state securities laws, regulatory agencies, and stock exchanges upon which the Common Stock may be listed, if any, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action the Committee determines necessary to meet such requirements.

                 13.3 No Right to Stock. No Participant and no beneficiary or other person claiming under or through such Participant shall have any right, title or interest in any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

                 13.4 No Disposition. No Incentive Award and no right under the Plan, contingent or otherwise, shall be subject to Disposition other than by will or the laws of descent or distribution. If a beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Incentive Award. Notwithstanding the foregoing, no Incentive Stock Option may be transferred except by will or by the laws of descent and distribution. If no beneficiary is designated, the Participant's legal representative shall be the beneficiary. Any attempted Disposition in violation of this Section
13.4 shall be void and ineffective for all purposes.

                 13.5 Company's Right to Purchase Common Stock: While and so long as the Common Stock has not been publicly traded for at least 90 days, any Common Stock obtained pursuant to an Incentive Award shall be subject to the Company's right of first purchase. By virtue of that right,

                          (a) If a Participant intends to transfer shares of Common Stock obtained pursuant to an Incentive Award, he or she shall give written notice to the Company of his or her intention to so transfer. The notice, in addition to stating the fact of the intention to transfer shares, shall state (i) the number of shares to be transferred; (ii) the name, business and residence address of the proposed transferee; (iii) whether or not the transfer is for a valuable consideration and (iv) if so, the amount of the consideration and the other terms of the sale.

                          (b) Within 30 days of the Company's receipt of the notice described in subsection 13.5(a), the Company may exercise an option to purchase all or any portion of the shares of Common Stock proposed to be transferred for the price and upon the other terms provided in the Agreement. The Company shall exercise this option by providing the Participant with written notice of its intent to do so.

                          (c) If the Company does not exercise its option to purchase the shares of Common Stock proposed to be transferred, such shares may be transferred by the Participant in accordance with the notice provided in subsection 13.5(a) within 10 days after the expiration of the 30 day option period granted by subsection 13.5(b). Upon transfer, such shares shall continue to be bound by any terms and provisions of this Incentive Award designated as continuing on transfer.

                          (d) Upon the Participant's death, the Company shall have the right to purchase all or some of such Common Stock at its Fair Market Value within 9 months of the date of the Participant's death. This right of first purchase shall not apply to shares of Common Stock with respect to which the Company was offered but did not exercise or waived its right of first purchase provided in this Section.


                                   ARTICLE 14
                           AMENDMENT AND TERMINATION

                 14.1 Amendments; Suspensions; Termination. Subject to shareholder approval where expressly required by law, the Board shall have the power to amend, suspend or terminate this Plan at any time. No amendment, unless approved by the holders of a majority of the outstanding shares of voting stock of the Company will:

                          (a) Change the class of persons eligible to receive Incentive Awards under this Plan,

                          (b) Materially increase the benefits accruing to Participants under this Plan;

                          (c) Increase by more than 10% the number of shares of Common Stock subject to this Plan; except as provided in
         Article 12;

                          (d) Transfer the administration of this Plan to any person who is not a nonemployee director.

                 Except as otherwise provided in this Plan, the Committee may not, without the Participant's consent, modify the terms and conditions of an Incentive Award. No amendment, suspension, or termination of the Plan shall, without the Participant's consent, alter, terminate or impair any right or obligation under any Incentive Award previously granted under this Plan.

                                   ARTICLE 15
                  EFFECTIVE DATE OF PLAN AND DURATION OF PLAN

                 15.1 Effective Date and Duration. This Plan and any Incentive Award granted hereunder shall take effect not earlier than upon adoption by the Board but be contingent upon approval of this Plan by the majority vote of the outstanding shares of equity securities of the Company. Unless previously terminated, the Plan shall terminate and no more Incentive Awards may be granted on the expiration of ten (10) years after adoption of the Plan by the Board. The Plan shall continue in effect with respect to Incentive Awards granted before termination of the Plan and until such Incentive Awards have been settled, terminated or forfeited.

                 IN WITNESS WHEREOF, this Plan is hereby adopted as of this 15th day of December, 1996.

                                        HOLLYWOOD THEATER HOLDINGS, INC.



                                        By:   /s/ James R. Featherstone
                                           -------------------------------------
                                        Its:  Vice President



ATTEST:



  /s/ Jackie McClure
-------------------------------
Secretary

              FIRST AMENDMENT TO HOLLYWOOD THEATER HOLDINGS, INC.
                     1996 STOCK OPTION AND STOCK AWARD PLAN


                 This is the First Amendment to the Hollywood Theater Holdings, Inc. 1996 Stock Option and Stock Award Plan (the "Plan"). Capitalized terms used herein but not defined herein have the meanings assigned to them in the Plan.

                          WHEREAS, the Plan provides that, subject to the
provisions of Section 3.2 and Article 12 of the Plan, the aggregate number of shares of Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the Plan shall not exceed 37,000 shares, which number of shares constituted approximately 15% of the fully diluted number of shares of Common Stock outstanding at the time of the adoption of the Plan; and

                 WHEREAS, the Board of Directors of the Company believes that it is in the best interests of the Company that the aggregate number of shares of Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the Plan be maintained at 15% of the fully diluted number of shares of Common Stock of the Company outstanding from time to time;

       NOW, THEREFORE, the Company desires to amend the Plan as follows:

                 16       Amendment to Section 3.1 of the Plan.  Section 3.1 of
the Plan is hereby amended to read in its entirety as follows:

                 "3.1     Maximum Amount of Shares.  Subject to the provisions
         of Section 3.2 and Article 12 of this Plan, the aggregate number of shares of Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the Plan shall not exceed an amount equal to 15% of the fully diluted number of shares of Common Stock outstanding from time to time (including shares issuable pursuant to the Plan and Incentive Awards). At the discretion of the Board or the Committee, the shares to be delivered under the Plan shall be made available either from (i) authorized but unissued shares of Common Stock, (ii) Common Stock held in the treasury of the Company, or (iii) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, or through some combination thereof."

                 17       No Other Amendment.  Except as amended hereby, the
remaining provisions of the Plan shall remain in full force and effect following the effectiveness hereof.

                 18       Effective Date and Duration.  This First Amendment to
the Plan and any Incentive Award granted pursuant hereto shall take effect not earlier than upon adoption by the Board but shall be contingent upon approval of this First Amendment to the Plan by the majority vote of the outstanding shares of equity securities of the Company.

                 IN WITNESS WHEREOF, this First Amendment to the Plan is hereby adopted as of this ____ day of June, 1997.

                                        HOLLYWOOD THEATER HOLDINGS, INC.



                                        By:  /s/ Thomas W. Stephenson. Jr.
                                           -------------------------------------
                                                Thomas W. Stephenson, Jr.
                                                President




ATTEST:



  /s/ James R. Featherstone
---------------------------------
Secretary





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